FILED PURSUANT TO RULE NO. 424(B)(3)
                                                      REGISTRATION NO. 333-85836



                                FPB BANCORP, INC.

                                   PROSPECTUS

The Board of Directors of FPB Bancorp has extended its current offering until December 31, 2002. The remaining terms of the offering are unchanged.